 Exhibit (a)(1)(v)
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
GOODRICH PETROLEUM CORPORATION
at
$23.00 per Share
Pursuant to the Offer to Purchase dated November 24, 2021
by
PALOMA VI MERGER SUB, INC.,
a wholly owned subsidiary of
PALOMA PARTNERS VI HOLDINGS, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 23, 2021 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 22, 2021), UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

November 24, 2021
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated November 24, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Paloma VI Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Paloma Partners VI Holdings, LLC, a Delaware limited liability company (“Paloma”), to purchase all of the shares of common stock, par value $0.01 per share (the “Shares”), of Goodrich Petroleum Corporation, a Delaware corporation (“Goodrich”), that are issued and outstanding at a price of $23.00 per Share, in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.
On November 21, 2021, the board of directors of Goodrich (the “Goodrich Board”) unanimously (i) determined that the Merger Agreement (as defined below) and the transactions contemplated by the Merger Agreement, including the Offer and the Merger (as defined below) (collectively, the “Transactions”), are in the best interests of, and advisable to, Goodrich and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Offer and the Merger, (iii) resolved that the Merger be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and (iv) resolved, subject to the terms of the Merger Agreement, to recommend that Goodrich’s stockholders tender their Shares into the Offer.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.   The Offer Price for the Offer is $23.00 per Share, in cash, without interest, less any applicable withholding taxes.
2.   The Offer is being made for all outstanding Shares.
3.   The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 21, 2021 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Paloma, Purchaser and Goodrich, pursuant to which, as soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth therein, Goodrich will be merged with and into Purchaser (the “Merger”), with Purchaser continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Paloma. At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares that are held by any stockholders who properly demand appraisal in connection with the Merger as described in the Offer to Purchase) will be converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes, except for Shares then owned by Paloma, Purchaser or certain of their affiliates and Shares held in treasury by Goodrich or by any of its wholly owned subsidiaries (in each case, other than any such Shares held in a fiduciary capacity or otherwise on behalf of third parties), which Shares (including Shares accepted for purchase by the Purchaser pursuant to the Offer) will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.
4.   On November 21, 2021, the Goodrich Board unanimously (i) determined that the Merger Agreement and the Transactions are in the best interests of, and advisable to, Goodrich and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Offer and the Merger, (iii) resolved that the Merger be effected pursuant to Section 251(h) of the DGCL and (iv) resolved, subject to the terms of the Merger Agreement, to recommend that Goodrich’s stockholders tender their Shares into the Offer.
5.   Contemporaneously with the execution and delivery of the Merger Agreement, certain stockholders of Goodrich (the “Supporting Stockholders”) entered into Tender and Support Agreements with Paloma and Purchaser pursuant to which each such person agreed, among other things, to tender all of the Shares beneficially owned by such person in the Offer. After giving effect to the conversion of the 13.50% convertible second lien senior secured notes due 2023 owned by one of the Supporting Stockholders (who has agreed to convert its Convertible Notes and tender, pursuant to the Offer, the Shares issued upon conversion), the Supporting Stockholders and Paloma own, in the aggregate, a majority of the outstanding Shares.
6.   The Offer and withdrawal rights will expire at 12:00 A.M. midnight, New York City time, on December 23, 2021 (one minute after 11:59 P.M., New York City time, on December 22, 2021), unless the Offer is extended.
7.   The Offer is not subject to any financing condition. The Offer is conditioned upon: (i) there being validly tendered, in accordance with the terms of the Offer and “received” (as defined in Section 251(h)(6)(f) of the DGCL), and not validly withdrawn prior to the Expiration Time that number of Shares that, together with any Shares owned by Paloma, would represent more than one-half (1/2) of all Shares then outstanding and (ii) other customary conditions as described in Section 15 of the Offer to Purchase.
8.   Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.
If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.
The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it deems necessary to make the Offer comply with the laws of any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction in compliance with applicable laws.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
GOODRICH PETROLEUM CORPORATION
at
$23.00 per Share
Pursuant to the Offer to Purchase dated November 24, 2021
By
PALOMA VI MERGER SUB, INC.,
a wholly owned subsidiary of
PALOMA PARTNERS VI HOLDINGS, LLC
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 24, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Paloma VI Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Paloma Partners VI Holdings, LLC, a Delaware limited liability company, to purchase all of the shares of common stock, par value $0.01 per share (the “Shares”), of Goodrich Petroleum Corporation, a Delaware corporation, that are issued and outstanding at a price of $23.00 per Share, in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.
ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY:                   SHARES*

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to 12:00 A.M. midnight, New York City time, on December 23, 2021 (one minute after 11:59 P.M., New York City time, on December 22, 2021), unless the Offer is extended.
Date:	(Signature(s))
(Please Print Name(s))

Address	(Include Zip Code)
Area Code and Telephone No.
Taxpayer Identification or Social Security No.